SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 9, 2009

Intelsat, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

(441) 294-1650
Registrant’s telephone number, including area code

n/a

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 9, 2009, Intelsat, Ltd. (the “Company”) amended its offer letter (the “Offer Letter”) to Michael McDonnell, the Company’s Executive Vice President and Chief Financial Officer, which had been previously approved by the board of directors of the Company on October 6, 2008. The Offer Letter had originally specified that in the event that the Company did not present Mr. McDonnell with an employment agreement consistent with the terms of the Offer Letter on or prior to April 10, 2009, Mr. McDonnell would have a 30-day period during which he could resign his employment with the Company and be entitled to receive a payment equal to 1.5 times the sum of his annual base salary and annual basic target bonus amount. The amendment to the Offer Letter extends the date by which the Company is obligated to present Mr. McDonnell with an employment agreement from April 10, 2009 to July 10, 2009, but leaves all other terms of the Offer Letter in effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2009

INTELSAT, LTD.

By:	/s/ David McGlade
Name:	David McGlade
Title:	Chief Executive Officer & Deputy Chairman